Exhibit 99.1
PAA GP LLC
INDEX TO FINANCIAL STATEMENT

Page
Unaudited Consolidated Balance Sheet as of September 30, 2008	F-2
Notes to the Consolidated Financial Statement	F-3

PAA GP LLC
CONSOLIDATED BALANCE SHEET

September 30,
2008
(unaudited) (in millions)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$37
Trade accounts receivable and other receivables, net	2,911
Inventory	1,391
Other current assets	196

Total current assets	4,535

PROPERTY AND EQUIPMENT	5,717
Accumulated depreciation	(647)

5,070

OTHER ASSETS
Pipeline linefill in owned assets	431
Inventory in third-party assets	78
Investment in unconsolidated entities	254
Goodwill	1,242
Other, net	269

Total assets	$11,879

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,138
Short-term debt	1,349
Other current liabilities	255

Total current liabilities	4,742

LONG-TERM LIABILITIES
Long-term debt under credit facilities and other	1
Senior notes, net of unamortized net discount of $6	3,219
Other long-term liabilities and deferred credits	257

Total long-term liabilities	3,477

MINORITY INTEREST	3,575

MEMBER’S EQUITY
Member’s equity	85

Total member’s equity	85

Total liabilities and member’s equity	$11,879

The accompanying notes are an integral part of this consolidated financial statement.

PAA GP LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
Note 1—Organization and Basis of Consolidation
Organization
     PAA GP LLC (the “Company”) is a Delaware limited liability company, formed on December 28, 2007. Upon our formation, Plains AAP, L.P. (“AAPLP”) conveyed to us its 2% general partner interest in Plains All American Pipeline, L.P. (“PAA”). AAPLP is our sole member and is also the entity that owns 100% of the incentive distribution rights of PAA. As used in this Consolidated Financial Statement and notes thereto, the terms “we,” “us,” “our,” “ours” and similar terms refer to PAA GP LLC.
     AAPLP (through its general partner, Plains All American GP LLC) manages the business and affairs of the Company. AAPLP has full and complete authority, power and discretion to manage and control the business, affairs and property of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, including the execution of contracts and management of litigation. Plains All American GP LLC also manages PAA’s operations and employs PAA’s domestic officers and personnel. PAA’s Canadian officers and personnel are employed by PAA’s subsidiary, PMC (Nova Scotia) Company.
Basis of Consolidation and Presentation
     In June 2005, the Emerging Issues Task Force released Issue No. 04-05 (“EITF 04-05”), “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” EITF 04-05 states that if the limited partners do not have a substantive ability to dissolve (liquidate) or substantive participating rights then the general partner is presumed to control that partnership and would be required to consolidate the limited partnership. Because the limited partners do not have a substantive ability to dissolve or have substantive participating rights in regards to PAA, we are required to consolidate PAA and its consolidated subsidiaries into our consolidated financial statement. The consolidation of PAA resulted in the recognition of minority interest. As of September 30, 2008, minority interest was approximately $3.6 billion, which is comprised of the book value of PAA’s net assets that are owned by other parties.
     The accompanying consolidated balance sheet includes the accounts of the Company and PAA and all of PAA’s consolidated subsidiaries. Investments in 50% or less owned affiliates, over which PAA has significant influence, are accounted for by the equity method. All significant intercompany transactions have been eliminated. The consolidated balance sheet and accompanying notes of the Company dated as of September 30, 2008 should be read in conjunction with (i) the consolidated financial statements and notes thereto presented in PAA’s Annual Report on Form 10-K for the year ended December 31, 2007, (ii) the consolidated financial statements and notes 2 through 6 and 8 through 14 thereto presented in PAA’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 and (iii) the financial statement and notes of the Company thereto presented in PAA’s Current Report on Form 8-K filed on March 10, 2008.
     As of September 30, 2008, we own a 2% general partner interest in PAA, the ownership of which entitles us to receive distributions. PAA is engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas-related petroleum products. We refer to liquefied petroleum gas and other natural gas related petroleum products collectively as “LPG.” Through its 50% equity ownership in PAA/Vulcan Gas Storage, LLC (“PAA/Vulcan”), PAA is also involved in the development and operation of natural gas storage facilities. PAA’s operations can be categorized into three operating segments:
     Transportation
     PAA’s transportation segment operations generally consist of fee-based activities associated with transporting crude oil and refined products on pipelines, gathering systems, trucks and barges. PAA also includes in this segment its equity earnings from its investment in Butte Pipe Line Company and Frontier Pipeline Company, in which it owns minority interests, and Settoon Towing, LLC, in which it owns a 50% interest.

     Facilities
     PAA’s facilities segment operations generally consists of fee-based activities associated with providing storage, terminalling and throughput services for crude oil, refined products and LPG, as well as LPG fractionation and isomerization services. PAA also includes in this segment its equity earnings from its investment in PAA/Vulcan. At September 30, 2008, PAA/Vulcan owned and operated approximately 26 billion cubic feet of underground storage capacity and was constructing an additional 24 billion cubic feet of underground natural gas storage capacity, which is expected to be placed in service in stages over the next several years.
     Marketing
     PAA’s marketing segment operations generally consist of the following merchant activities:
•	the purchase of U.S. and Canadian crude oil at the wellhead and the bulk purchase of crude oil at pipeline and terminal facilities, as well as the purchase of foreign cargoes at their load port and various other locations in transit;

•	the storage of inventory during contango market conditions and the seasonal storage of LPG;

•	the purchase of refined products and LPG from producers, refiners and other marketers;

•	the resale or exchange of crude oil, refined products and LPG at various points along the distribution chain to refiners or other resellers to maximize profits; and

•	the transportation of crude oil, refined products and LPG on trucks, barges, railcars, pipelines and ocean-going vessels to our terminals and third-party terminals.
Note 2—Member’s Equity
     We are a wholly owned subsidiary of AAPLP. Accordingly, we distribute to AAPLP on a quarterly basis all of the cash received from PAA distributions, less reserves established by management.
     Our investment in PAA, which is eliminated in consolidation, exceeds our share of the underlying equity in the net assets of PAA. This excess is related to the fair value of PAA’s crude oil pipelines and other assets at the time of AAPLP’s formation in July 2001. Upon AAPLP’s conveyance to us of its 2% general partner interest in PAA, a portion of AAPLP’s unamortized excess basis was also allocated to us. This excess basis is amortized on a straight-line basis over the estimated useful life of 30 years, of which 23 are remaining. The excess basis amortization results in a decrease to our member’s equity. At September 30, 2008, the unamortized portion of our excess basis was approximately $9 million and is included in Property and Equipment in our consolidated balance sheet.
     Included in member’s equity is our proportionate share of PAA’s accumulated other comprehensive income, which is a deferred gain of approximately $2 million.
Note 3 — Subsequent Events
     On October 22, 2008, PAA declared a distribution of $0.8925 per limited partner unit to be paid on November 14, 2008. We will receive a distribution of approximately $2 million associated with our 2% general partner interest in PAA, which we will then distribute to AAPLP.

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